UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: November 21,  2011

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On November 21, 2011 Advanced Battery Technologies, Inc. (the “Company”) received notice from The NASDAQ Stock Market LLC that the Company has failed to satisfy the following NASDAQ Listing Rules:

•
Listing Rule 5250(a).  The notice states that the Company failed to provide information requested by NASDAQ, specifically cash confirmations from the banks holding the Company’s funds prepared in the presence of personnel employed by the Company’s independent audit firm.

•	Listing Rule 5250(c)(1). The notice states that the Company failed to file its Quarterly Report on Form 10-Q for the period ended September 30, 2011.

In addition, the notice states that the Staff of The NASDAQ Stock Market LLC has determined to exercise its discretionary authority under Listing Rule 5101 to delist the Company’s common stock based upon public interest concerns raised by the Company’s deliberate refusal to provide the requested bank confirmations.

The notice states that, unless the Company files an appeal of the Staff’s determination, trading in the Company’s common stock will be suspended at the opening of business on November 30, 2011 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the common stock from listing on the NASDAQ Stock Market.

The Company has not yet determined the action it will take in response to the notice from The NASDAQ Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: November 21, 2011	By:/s/ Zhiguo Fu
Zhiguo Fu, Chief Executive Officer